Exhibit 5.1

Tel Aviv, March 22, 2012

Our ref: 13846/2001

To:

Caesarstone Sdot-Yam Ltd.

Kibbutz Sdot Yam

MP Menashe, 37804

Israel

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Caesarstone Sdot-Yam Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration of 2,375,000 of the Company’s ordinary shares, par value NIS 0.04 each, pursuant to the Company’s 2011 Incentive Compensation Plan (the “Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) articles of association, as currently in effect; (ii) a draft of the amended and restated articles of association of the Company to become effective concurrently with consummation of the initial public offering of the Company’s ordinary shares; (iii) the Plan and (iv) resolutions of the Company’s Board of Directors and shareholders. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the 2,375,000 ordinary shares being registered pursuant to the Registration Statement have been duly authorized for issuance, and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.